                                                                        EX-99(i)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


                  We consent to the reference to our firm under the heading "Fund History and Additional Information -- Counsel" in the statement of additional information included in Post- Effective Amendment No. 8 to the Registration Statement on Form N-1A for GE Institutional Funds (File Nos. 333-29337, 811-08257). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                             SUTHERLAND ASBILL & BRENNAN LLP


                                             By: /s/ David S. Goldstein
                                                --------------------------------
                                                     David S. Goldstein


Washington, D.C.
September 22, 1999